PERICOM SEMICONDUCTOR REPORTS

FISCAL SECOND QUARTER 2015 FINANCIAL RESULTS

SECOND QUARTER HIGHLIGHTS

§	Revenues increased 3.8% year-over-year to $33.3 million
§	Achieved 44.6% gross margin (46.2% non-GAAP), a year-over-year increase of 650 bps
§	Operating margin was 8.3% (13.5% non-GAAP) as compared with -0.6% in the same quarter last year
§	Net income was $0.16 per diluted share as compared with $0.05 in Q2 last year
§	Non-GAAP net income was $0.22 per diluted share as compared with $0.08 in Q2 last year
§	Initiated quarterly dividend of $0.06 per common share

Milpitas, Calif. – January 26, 2015 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2015 second quarter ended December 27, 2014.

Net revenues for the second quarter were $33.3 million, flat compared to the first quarter of fiscal 2015 and up 3.8% from the $32.0 million reported in the comparable period last year. Revenue increased year-over-year primarily as a result of strength in the PC/notebook, server and embedded end-markets.

GAAP gross margin was 44.6% in the second quarter, a 230 basis point increase from 42.3% last quarter and a 650 basis point increase from 38.1% for the comparable period last year.

GAAP net income for the second quarter was $3.7 million, or $0.16 per diluted share, compared with net income of $2.5 million, or $0.11 per diluted share in the first quarter, and net income of $1.2 million, or $0.05 per diluted share, in the comparable period last year. The current quarter benefited from pretax foreign exchange gains of approximately $1.2 million.

To facilitate the complete understanding of comparable financial performance between periods, Pericom also presents performance results net of certain non-cash and one-time items as non-GAAP measures.

On a non-GAAP basis, gross margin was 46.2% in the second quarter, an increase from 44.2% last quarter and 39.8% in the comparable period last year.

On a non-GAAP basis, net income for the second quarter was $5.0 million, or $0.22 per diluted share, compared with non-GAAP net income of $3.7 million, or $0.16 per diluted share, in the first quarter, and non-GAAP net income of $1.9 million, or $0.08 per diluted share, in the comparable period last year.

“Our fiscal second quarter results reflect another quarter of strong earnings growth. Given the increase in shareholder value resulting from the Company's financial performance over the last year, I am pleased to announce the initiation of a quarterly cash dividend of $0.06 cents per share,” said Alex Hui, President and CEO of Pericom. “Execution on our strategic initiatives has enabled us to deliver consistent improvement in gross and operating margins resulting in higher profitability. Looking forward, we remain focused on targeting a richer product mix across our serial connectivity and timing solutions, while expanding our customer base and content in high growth applications such as networking, cloud computing and embedded.”

New Products

In the second quarter of fiscal 2015, Pericom introduced a total of 24 new products in our Signal Integrity, Connectivity, Switching and Timing product areas. All of these products are targeted to our focus market segments, and were sampled to key customers during the quarter.

NEWS RELEASE January 26, 2015

For Signal Integrity, we introduced 4 new products, including an addition to the low voltage USB3 5Gb redriver for mobile platforms, and HDMI and Display Port (DP) redrivers for video and graphics platforms.

We introduced 4 new products across our Connectivity product families which included new additions to the ‘Mezzo’ family of medium size port/lane count PCIe GEN2 packet switches aimed at enterprise, cloud computing, and embedded applications, and UART bridges aimed at embedded applications.

We introduced 8 new products across our Switching product families, including 12Gb high performance USB charging, wide voltage range and audio switches targeting server, storage, networking, embedded, and mobile platform applications.

We expanded our Timing solutions for next generation enterprise and cloud computing platforms with 8 new products, including high performance clock buffers, generators, and crystal oscillators (XO) aimed at enterprise and networking, and Real Time Clocks (RTC) for mobile applications.

Dividend

The Company announced today that Pericom’s Board of Directors has approved the initiation of quarterly cash dividends, commencing with a dividend of $0.06 per share of common stock for the quarter ended December 27, 2014. The payment of this dividend will be made on February 24, 2015 to shareholders of record on February 10, 2015.

Share Repurchase Update

On April 26, 2012, the Board authorized a repurchase program for up to $25 million of shares of our common stock, and on April 24, 2014, the Board authorized an additional $20 million of share repurchases. Pursuant to these authorizations, the Company repurchased 172,388 shares in the three months ended December 27, 2014 for an aggregate cost of $1.7 million at an average per share purchase price of $9.90. The remaining balance of potential share repurchases under the authorization is approximately $22.6 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of January 22, 2015, Pericom had approximately 22.4 million shares of common stock outstanding.

Fiscal Q3 2015 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. Pericom’s revenue guidance for the third fiscal quarter reflects typical seasonality related to the Chinese New Year Holiday, and the Company expects a return to growth in the fourth fiscal quarter. For the fiscal quarter ended March 28, 2015 guidance is as follows:

·	Revenues are expected to be in the range of $31.5 million to $33.5 million.

·	GAAP gross margins are expected to be approximately 43.5%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.5%, non-GAAP gross margins are expected to be approximately 45.0%.

·	GAAP operating expenses are expected to be approximately $12.4 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.2 million, non-GAAP operating expenses are expected to be approximately $11.2 million.

·	Other income is expected to be approximately $1.0 million on both a GAAP and non-GAAP basis.

·	The effective tax rate is expected to be 26% to 28% on a GAAP basis and 22% to 24% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on January 26, 2015. To listen to the call, dial (877) 377-7103 and provide the operator with conference ID 66516141. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

1545 Barber Lane     Milpitas, CA     95035     (408) 232-9100

NEWS RELEASE January 26, 2015

The Pericom financial results conference call will also be available via a live webcast on the investor relations section of the website at http://www.pericom.com. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the website for approximately 90 days.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. Our website is http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments on acquired fixed assets, restructuring charges, lease restructuring and moving costs, asset write-offs, tax provision on intercompany transactions, the corresponding tax effects and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of fair value adjustments on acquired fixed assets, restructuring charges, lease restructuring and moving costs, asset write-offs, tax provision on intercompany transactions and the corresponding tax effects because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements by our CEO concerning future business and revenue growth and margin improvement and the statements under the captions “Fiscal Q3 2015 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the third fiscal quarter of 2015. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 28, 2014, the quarterly report on Form 10-Q for the quarter ended September 27, 2014, and in particular, the risk factors section contained in those reports.

1545 Barber Lane     Milpitas, CA     95035     (408) 232-9100

NEWS RELEASE January 26, 2015

Contact: Kevin Bauer

Pericom Semiconductor

Tel: 408 232-9100

kbauer@pericom.com

1545 Barber Lane     Milpitas, CA     95035     (408) 232-9100

NEWS RELEASE January 26, 2015

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2014	2014	2013	2014	2013

Net revenues	$33,255	$33,259	$32,040	$66,514	$64,648

Cost of revenues	18,427	19,179	19,820	37,606	39,620

Gross profit	14,828	14,080	12,220	28,908	25,028

Operating expenses:

Research and development	4,390	4,588	5,274	8,978	10,319

Selling, general and administrative	7,682	7,300	7,126	14,982	14,813

Total operating expenses	12,072	11,888	12,400	23,960	25,132

Income (loss) from operations	2,756	2,192	(180)	4,948	(104)

Interest and other income, net	745	691	681	1,436	1,363

Foreign exchange gain	1,190	583	366	1,773	170

Income before income taxes	4,691	3,466	867	8,157	1,429

Income tax expense (benefit)	1,113	1,010	(331)	2,123	(100)

Net income from consolidated companies	3,578	2,456	1,198	6,034	1,529

Equity in net income of unconsolidated affiliates	74	39	27	113	70

Net income	$3,652	$2,495	$1,225	$6,147	$1,599

Basic income per share	$0.17	$0.11	$0.05	$0.28	$0.07

Diluted income per share	$0.16	$0.11	$0.05	$0.27	$0.07

Shares used in computing basic income per share	22,110	21,936	22,800	22,023	22,797

Shares used in computing diluted income per share	22,624	22,262	23,019	22,443	22,985

NEWS RELEASE January 26, 2015

Pericom Semiconductor Corporation

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2014	2014	2013	2014	2013

Share-based compensation
Cost of revenues	$56	$33	$50	$89	$86
Research and development	299	218	313	517	610
Selling, general and administrative	595	458	388	1,053	784
Share-based compensation expense	$950	$709	$751	$1,659	$1,480

Amortization of intangible assets
Cost of revenues	$473	$478	$481	$951	$969
Research and development	-	-	17	-	67
Selling, general and administrative	248	247	249	495	496
Amortization of intangible assets	$721	$725	$747	$1,446	$1,532

NEWS RELEASE January 26, 2015

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2014	2014	2013	2014	2013
GAAP net income	$3,652	$2,495	$1,225	$6,147	$1,599
Reconciling items:
Share-based compensation expense	950	709	751	1,659	1,480
Amortization of intangible assets	721	725	747	1,446	1,532
Fair value adjustment to depreciation expense on acquired fixed assets	51	51	51	102	102
Restructuring charge	-	112	95	112	95
Write-off of assets	109	-	210	109	210
Release of tax reserves	-	-	(741)	-	(741)
Tax on intercompany transaction	-	-	-	-	15
Lease restructuring and moving costs	-	-	-	-	522
Tax effect of adjustments	(461)	(377)	(452)	(838)	(995)
Total reconciling items	1,370	1,220	661	2,590	2,220
Non-GAAP net income	$5,022	$3,715	$1,886	$8,737	$3,819

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income per share:
GAAP diluted income per share	$0.16	$0.11	$0.05	$0.27	$0.07
Adjustments:
Share-based compensation expense	0.04	0.03	0.03	0.07	0.06
Amortization of intangible assets	0.03	0.03	0.03	0.06	0.06
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	-	-
Restructuring charge	-	0.01	0.01	0.01	0.01
Write-off of assets	0.01	-	0.01	0.01	0.01
Release of tax reserves	-	-	(0.03)	-	(0.03)
Tax on intercompany transaction	-	-	-	-	-
Lease restructuring and moving costs	-	-	-	-	0.02
Tax effect of adjustments	(0.02)	(0.02)	(0.02)	(0.04)	(0.04)
Total adjustments	0.06	0.05	0.03	0.11	0.09
Non-GAAP diluted income per share	$0.22	$0.16	$0.08	$0.38	$0.16

Shares used in diluted net income per share calculation:
GAAP	22,624	22,262	23,019	22,443	22,985
Exclude the benefit of share-based compensation expense (1)	412	413	426	412	408
Non-GAAP	23,036	22,675	23,445	22,855	23,393

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

NEWS RELEASE January 26, 2015

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit

(In thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	December 27,	September 27,	December 28,	December 27,	December 28,
	2014	2014	2013	2014	2013
GAAP gross profit	$14,828	$14,080	$12,220	$28,908	$25,028
- % of revenues	44.6%	42.3%	38.1%	43.5%	38.7%
Reconciling items:
Share-based compensation	56	33	50	89	86
Amortization of intangible assets	473	478	481	951	969
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10	20	20
Restructuring charge	-	84	-	84	-
Total reconciling items	539	605	541	1,144	1,075
Non-GAAP gross profit	$15,367	$14,685	$12,761	$30,052	$26,103
- % of revenues	46.2%	44.2%	39.8%	45.2%	40.4%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$4,390	$4,588	$5,274	$8,978	$10,319
- % of revenues	13.2%	13.8%	16.5%	13.5%	16.0%
Reconciling items:
Share-based compensation	(299)	(218)	(313)	(517)	(610)
Amortization of intangible assets	-	-	(17)	-	(67)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)	(20)	(20)
Restructuring charge	-	(28)	(78)	(28)	(78)
Write-off of assets	-	-	(210)	-	(210)
Total reconciling items	(309)	(256)	(628)	(565)	(985)
Non-GAAP research and development expenses	$4,081	$4,332	$4,646	$8,413	$9,334
- % of revenues	12.3%	13.0%	14.5%	12.6%	14.4%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,682	$7,300	$7,126	$14,982	$14,813
- % of revenues	23.1%	21.9%	22.2%	22.5%	22.9%
Reconciling items:
Share-based compensation	(595)	(458)	(388)	(1,053)	(784)
Amortization of intangible assets	(248)	(247)	(249)	(495)	(496)
Fair value adjustment to depreciation expense on acquired fixed assets	(31)	(31)	(31)	(62)	(62)
Restructuring charge	-	-	(17)	-	(17)
Lease restructuring and moving costs	-	-	-	-	(522)
Total reconciling items	(874)	(736)	(685)	(1,610)	(1,881)
Non-GAAP selling, general and administrative expenses	$6,808	$6,564	$6,441	$13,372	$12,932
- % of revenues	20.5%	19.7%	20.1%	20.1%	20.0%

NEWS RELEASE January 26, 2015

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	December 27, 2014	June 28, 2014
Assets

Current assets:

Cash and cash equivalents	$21,708	$33,020
Short-term investments	107,341	86,104
Accounts receivable - trade	25,015	24,036
Inventories	12,495	12,288
Prepaid expenses and other current assets	4,979	5,336
Deferred income taxes	872	726
Total current assets	172,410	161,510

Property, plant and equipment - net	56,769	58,537
Investments in unconsolidated affiliates	2,388	2,445
Deferred income taxes non-current	2,656	2,460
Intangible assets	5,490	7,009
Other assets	8,080	8,118
Total assets	$247,793	$240,079

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$9,319	$8,927
Accrued liabilities	10,855	9,934
Total current liabilities	20,174	18,861

Industrial development subsidy	5,842	6,354
Deferred tax liabilities	5,737	5,460
Other long-term liabilities	1,958	1,912
Total liabilities	33,711	32,587

Shareholders' equity:
Common stock and paid in capital	116,635	113,118
Retained earnings and other comprehensive income	97,447	94,374
Total shareholders' equity	214,082	207,492

Total liabilities and shareholders' equity	$247,793	$240,079